Exhibit 10.1

                                   ADDENDUM 1

                to the Region Agreement dated December 20th, 2005

           by and between THORNTON & ASSOCIATES LTD. and MIDNET, INC.



     This Addendum (the "Addendum") is made as of March 25, 2006 (the "Effective Date") by and between Thornton & Associates Ltd., a British Columbia corporation ("Thornton"), and MidNet (Canada) Inc., a British Columbia corporation ("MidNet").

                                    RECITALS

     A. On December 20th 2005 Thornton and MidNet entered into a Region Agreement for India (the "Agreement").

     B. Due to unforeseen delays related to the delivery of xPort servers by MidNet the parties wish to extend the terms defined in section 5.3 of the Agreement.

     C. Section 5.3 of the Agreement is to be replaced by section 1 of this Addendum.

     Accordingly, the parties agree as follows:

                                    AGREEMENT

1. TERMINATION FOR NON-PAYMENT

     The Agreement will terminate on August 31, 2006, in the event that:

     (a)  full payment has not been received by MidNet for the region; or

     (b)  an Assignment has not been made to an acceptable third party.



              THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:

THORNTON & ASSOCIATES LTD.                   MIDNET (CANADA), INC.



Per: /s/ Bob Thornton                        Per: /s/ Tilo Kunz
    ---------------------------                  ---------------------------
    Authorized Signatory                         Authorized Signatory


    Bob Thornton                                 Tilo Kunz
    ---------------------------                  ---------------------------

Title: president / CEO                       Title: president / CEO
      -------------------------                    -------------------------